SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_| Preliminary proxy statement           |_| Confidential, for use of the
                                                Commission only
                                              (as permitted by Rule 14a-6 (e)(2)

|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material under Rule 14a-12

                             U.S. HOME & GARDEN INC.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment  of filing fee (Check the appropriate box):

    |X| No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

    (1) Amount previously paid:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Filing party:

--------------------------------------------------------------------------------
Date filed:

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                             San Francisco, CA 94111


                                                 May 23, 2001


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on June 25, 2001 at 9:00 A.M., local time, at the offices of U.S. Home & Garden Inc., 655 Montgomery Street, Suite 830, San Francisco, California 94111.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card.

                                                 Cordially,


                                                 Robert Kassel
                                                 Chairman of the Board,
                                                 Chief Executive Officer,
                                                 President and Secretary

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                             San Francisco, CA 94111

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 2001
                              --------------------

To the Stockholders of U.S. HOME & GARDEN INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Home & Garden Inc. (the "Company") will be held on Monday, June 25, 2001, at 9:00 A.M., local time, at the offices of the Company, 655 Montgomery Street, Suite 830, San Francisco, California 94111, for the following purposes:

     1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 10, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting.


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:
       ------

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                                 By Order of the Board of
                                                 Directors,

                                                 Robert Kassel
                                                 Chairman of the Board,
                                                 Chief Executive Officer,
                                                 President and Secretary
May 23, 2001

                                 PROXY STATEMENT

                             U.S. HOME & GARDEN INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 2001


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. HOME & GARDEN INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 25, 2001, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 29, 2001.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                              655 Montgomery Street
                              San Francisco, California  94111
                              Telephone No.:  (415) 616-8111

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 10, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 17,628,379 shares issued and outstanding of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, five (5) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.


     Name                           Age                 Position
     ----                           ---                 --------
Robert Kassel(1)                    61         Chairman of the Board, Chief
                                               Executive Officer, President,
                                               Secretary and Treasurer
Richard Raleigh                     47         Chief Operating Officer and
                                               Director
Fred Heiden(1)(2)                   59         Director
Brad Holsworth(2)                   40         Director
Jon Schulberg(1)(2)                 42         Director

------------------
(1) Member, Compensation Committee

(2) Member, Audit Committee

     Robert Kassel co-founded the Company and has been Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company since October 1990. He has also served as Secretary of the Company since May 2001. From 1985 to August 1991 he was a consultant to Comtel Communications, Inc., a company specializing in the installation and operation of telephone systems in hotels. From 1985 to 1990, Mr. Kassel was also a real estate developer in Long Island, New York and Santa Barbara, California. From 1965 to 1985, he was a practicing attorney in New York City, specializing in corporate and securities laws.

     Richard Raleigh has been a Director of the Company since March 1993, Chief Operating Officer of the Company since June 1992 and served as the Company's Executive Vice President-Operations from December 1991 to June 1992. Prior to joining the Company, Mr. Raleigh was a free-lance marketing consultant to the lawn and garden industry from January 1991 to December 1991. From April 1988 to January 1991 he was employed by Monsanto Agricultural Co. as its Director of Marketing, Lawn and Garden. From December 1986 to April 1988 he was Vice President of Sales and Marketing of The Andersons, a company engaged in the sale of consumer and professional lawn and garden products. From November 1978 to December 1986 he held a variety of positions at The Andersons, including Operations Manager and New Products Development Manager.

     Fred Heiden, a director of the Company since March 1993, has been a private investor since November 1989. From April 1984 to November 1989 Mr. Heiden was the president and principal owner of Bonair Construction, a Florida based home improvement construction company.

     Brad Holsworth, has been a director of the Company since July 2000. Since April 2000 he has been employed by Prescient Capital LLC, a money manager and venture capital firm, as its Chief Financial Officer. From April 1999 to April 2000 he was employed by Banc of America Securities, as a Principal, Accounting and Finance. He was employed by the accounting firm, BDO Seidman, LLP from July 1982 to April 1999 and had been a partner of BDO Seidman, LLP since July 1995.

     Jon Schulberg, a director of the Company since March 1993, has been employed as president of Schulberg MediaWorks, a company engaged in the independent production of television programs and television advertising, since January 1992. From January 1989 to January 1992 he was a producer for Guthy-Renker Corporation, a television production company. From September 1987 to January 1989 he was the director of development for Eric Jones Productions.

     During the fiscal year ended June 30, 2000, the Board of Directors held one meeting. The Board also took various action by unanimous written consent in lieu of a meeting. The Company did not have a standing nominating committee of the Board of Directors or other committee performing similar functions during the fiscal year ended June 30, 2000. During the fiscal year ended June 30, 2000 the Board had an Audit Committee which is responsible for supervising the audit and financial procedures of the Company. The Audit Committee currently consists of Messrs. Heiden, Holsworth, and Schulberg. Prior to May 2001 Mr. Raleigh also served as a member of the Audit Committee. The Company has a Compensation Committee consisting of Messrs. Kassel, Heiden and Schulberg. The Audit
Committee held one meeting during the fiscal year ended June 30, 2000. The Compensation Committee did not meet during the fiscal year ended June 30, 2000.

     All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

                               EXECUTIVE OFFICERS

     In addition to Mr. Kassel and Mr. Raleigh, the Company's executive officers include Donald Rutishauser.

     Donald Rutishauser, 44, has been Chief Financial Officer since his employment with the Company in November 1999. From 1997 to 1999, he was Vice President, Corporate Development of Miller Energy, Inc., a private oil and gas exploration and production company. From 1992 to 1997, Mr. Rutishauser was Vice President and Treasurer of Belden and Blake Corporation, a public oil and gas exploration and production company. From 1980 to 1992, he held a variety of financial management positions at Belden and Blake, W.R. Grace and Company, and Texas Instruments, Inc.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the fiscal year ended June 30, 2000 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial stockholders were complied with except that Robert Kassel and Maureen Kassel (who was an officer and director during fiscal 2000) did not timely file a Form 4 with respect to the exercise by Robert Kassel in July 1999 of certain unit purchase options previously granted to Mr. Kassel that had been placed in the Company's Non-Qualified Deferred Compensation Plan for Select Employees.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation awarded by the Company, for the three fiscal years ended June 30, 2000, 1999, and 1998, to Mr. Robert Kassel, its Chief Executive Officer, President, Treasurer and Secretary, Mr. Richard J. Raleigh, its Chief Operating Officer and Ms. Lynda Gustafson, the Company's former Vice President of Finance (together, the "Named Officers"). During the fiscal year ended June 30, 2000, no other executive officer of U.S. Home & Garden Inc. received a total salary and bonus that exceeded $100,000 during such fiscal year.

                           Summary Compensation Table


                                                           Annual Compensation     Long-Term
                                                           -------------------     Compensation
Name and Principal Position                                                        Securities
---------------------------                                                        Underlying            All Other
                                               Year   Salary ($)   Bonus ($)       Options (#)           Compensation(1)
                                               ----   ----------   ---------       ---------------       ---------------
Robert Kassel,                                 2000   477,000(2)   320,000(2)         500,000(3)          $6,383
Chairman, Chief Executive Officer,             1999   450,000      114,000            641,333(4)          $6,169
 President, Treasurer and Secretary            1998   450,000      281,667            468,000(5)          $7,523


Richard Raleigh, Chief Operating Officer       2000   250,000      125,000           225,000 (6)         $12,623
                                               1999   250,000       96,000           137,500 (7)(8)      $12,169
                                               1998   225,000      115,000           132,500 (7)          $9,203


Lynda Gustafson, Vice President of Finance*    2000   147,000       60,000            50,000              $4,763
                                               1999   148,000       60,000                --             $12,169
                                               1998   125,000       45,000            50,000 (9)         $11,273



------------

*   Ms. Gustafson's employment with the Company ceased in August 2000.

(1) Represents Company contributions to the Named Officers 401(k) account. Excludes certain perquisites that did not exceed the lesser of $50,000 or 10% of their combined bonus and salary.

(2) Included in Mr. Kassel's salary is $46,800 of non-cash compensation attributable to his receipt of shares of common stock of Egarden Inc. Mr. Kassel's bonus of $320,000 primarily reflects work performed by him in connection with Egarden Inc. and its initial capitalization, securing E-commerce agreements with certain of the nations largest hardware cooperatives and obtaining vendor arrangements.

(3) Includes 200,000 options that were originally granted to Mr. Kassel in prior fiscal years, the expiration dates of which were extended in fiscal 2000.

(4) Includes 341,333 options that were originally granted to Mr. Kassel in prior fiscal years, the expiration dates of which were extended in fiscal 1999. Also includes options to purchase 300,000 shares that were granted to Mr. Kassel in December 1998, and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

(5) Includes 80,000 options that were originally granted to Mr. Kassel in 1993, the expiration dates of which were extended during fiscal 1998.

(6) Includes 100,000 options that were originally granted to Mr. Raleigh in prior fiscal years, the expiration dates of which were extended in fiscal 2000.

(7) Includes 12,500 options that were originally granted to Mr. Raleigh in 1992, the expiration date of which was extended during fiscal 1998 and further extended during fiscal 1999.

(8) Includes options to purchase 125,000 shares granted to Mr. Raleigh in December 1998 and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

(9) Ms. Gustafson's fiscal 1998 option grant covering 50,000 shares has been voluntarily forfeited by her during fiscal 2000.

     The following table discloses information concerning options granted in fiscal 2000 to the Named Officers.

                Option Grants in Fiscal Year Ended June 30, 2000

                                Individual Grants



                               Number of
                              Securities        Percent of Total                                       Potential Realizable Value at
                              Underlying       Options Granted to                                      Assumed Annual Rates of Stock
                            Options Granted   Employees in Fiscal   Exercise Price     Expiration      Price Appreciation for Option
Name                            (#)(1)              Year (%)            ($/Sh)            Date                  Term ($)(2)
---------------             ---------------   -------------------   ---------------  --------------    -----------------------------
                                                                                                               5%              10%
                                                                                                               --              ---
Robert Kassel                     300,000             23.6               2.125            11/29/09         400,920       1,016,011
                                  200,000(3)          15.7              2.0625              6/1/05         113,966         251,835


Richard Raleigh                   125,000              9.8               2.125            11/29/09         167,050         423,338
                                  100,000(3)           7.9              2.0625              6/1/05          56,914         125,918


Lynda Gustafson                    50,000              3.9              2.5625              1/4/05          35,399          78,222

--------------------

(1) All of such options were initially exercisable in full from the date of grant except for the options granted to Ms. Gustafson which vested 40% on the grant date and the balance on June 1, 2000.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming our common stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the common stock, there can be no assurance that the amounts reflected in this table will be achieved.

(3) Reflects extension of expiration date of options that were originally granted on June 1, 1995. The potential realizable value for these options has been calculated using the five-year extended term.

     The following table sets forth information concerning options exercised by the Named Officers during the fiscal year ended June 30, 2000, and the number of options owned by the Named Officers and the value of any in-the-money unexercised options as of June 30, 2000:

                           Aggregated Option Exercises
                        And Fiscal Year-End Option Values


                         Shares                          Number of Securities             Value of Unexercised
                      Acquired on       Value           Underlying Unexercised            In-the-Money Options
                     Exercise(#)    Realized ($)      Options at  June 30, 2000           at _June 30, 2000(1)
                     ------------   ------------    -----------------------------    -----------------------------
Name                                                 Exercisable    Unexercisable    Exercisable     Unexercisable
---------------                                      -----------    -------------    -----------     -------------
Robert Kassel           54,772(2)          (2)      1,930,133          299,200       $1,829,727       $ 466,752

Richard Raleigh             --             --         751,911           10,000       $  745,781       $  15,600

Lynda Gustafson             --             --          66,000               --       $   53,540              --


-------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the common stock exceeds the option exercise price. The last sale price (the fair market value) of the common stock on June 30, 2000 was $3.25 per share.

(2) In July 1999 unit purchase options to acquire 263,160 shares of common stock and 263,160 common stock purchase warrants were exercised by Mr. Kassel pursuant to the terms of the Company's Non-Qualified Deferred Compensation Plan for Select Employees. A total of 54,772 shares of common stock owned by Mr. Kassel were surrendered to the Company in payment of the exercise price of the options exercised and in return 54,772 of the shares underlying the options were issued to Mr. Kassel. No value was realized on the issuance of the new 54,772 shares as for tax purposes these shares assume the same basis as the shares surrendered by Mr. Kassel. The issuance to Mr. Kassel of the remaining 208,388 shares and 263,160 common stock warrants underlying the unit purchase option have been deferred pursuant to an election made by Mr. Kassel under the Company's Non-Qualified Deferred Compensation Plan for Select Employees.

Employment Agreements of Executive Officers

     The Company has entered into employment agreements with Messrs. Kassel and Raleigh, each dated as of April 1, 1996. Mr. Kassel currently serves as Chief Executive Officer and President of the Company for a term expiring on March 31, 2002, subject to automatic renewal unless terminated. His current annual salary is $450,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Mr. Raleigh currently serves as the Chief Operating Officer of the Company for a term expiring on March 31, 2002 subject to automatic renewal unless terminated. Mr. Raleigh's current annual salary is $250,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Each of the employment agreements requires that substantially all of the employee's business time be devoted to the Company and that the employee not compete, or engage in a business competitive with, the Company's current or anticipated business for the term of the agreement and for two years thereafter (although they each may own not more than 5% of the securities of any publicly traded competitive company). Each of Mr. Kassel and Mr. Raleigh is, in addition to salary, entitled to certain fringe benefits, including the use of an automobile and payment of related expenses.

     Mr. Kassel's agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Kassel's employment upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Kassel's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Kassel's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $350,000 ($3,500,000 in the event of a change of control) or (ii) the total compensation earned by Mr. Kassel from the Company during the one-year period (multiplied by ten in the event of a change of control) prior to the date of his termination.

     Mr. Raleigh's employment agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Raleigh's employment upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Raleigh's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Raleigh's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $162,500 ($812,500 in the event of a change of control) or (ii) the total compensation earned by Mr. Raleigh from the Company during the one-year period (multiplied by five in the event of a change of control) prior to the date of his termination.

Committees of the Board of Directors

     The Company has established an Audit Committee which is comprised of Messrs. Heiden, Holsworth and Schulberg each of whom is an "independent director" under the rules of the national Association of Securities Dealers, Inc. The Audit Committee, among other things, makes recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The Audit Committee has adopted a written charter, a copy of which is attached hereto as Appendix A. The Company has also established a
Compensation Committee which is comprised of Messrs. Kassel, Heiden and Schulberg, The Compensation Committee, among other things, makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company. The Company maintains a Stock Option Committee comprised of Messrs. Schulberg and Heiden, which determines the persons to whom options should be granted under the Company's 1995 and 1997 Stock Option Plans and the number and other terms of options to be granted to each person under such plans.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Kassel, Heiden and Schulberg. During the fiscal year ended June 30, 2000, none of the Company's executive officers served on the Board of Directors or the compensation committee of any other entity, any of whose officers served on the Board of Directors or Compensation Committee of the Company.

Stock Option Plans

     In September 1991, the Company adopted a stock option plan (the "1991 Plan") pursuant to which 700,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options ("NQO's"). ISOs may be granted under the 1991 Plan to employees and officers of the Company. NQO's may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1991 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1991 Plan is administered by the Board of Directors. The Board, within the limitations of the 1991 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

     ISOs granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. NQO's granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the 1991 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

     The Company has adopted, a Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common stock at fair market value upon first becoming a director and, thereafter, an annual grant, in January of each year, of 5,000 options at fair market value. Options to purchase an aggregate of up to 100,000 shares of Common Stock are available for automatic grants under the Director Plan.

     The Company has adopted a 1995 Stock Option Plan ("1995 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Stock Option Committee (the "Committee"), as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1995 Plan and other limitations on grant set forth in the 1995 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has adopted a 1997 Stock Option Plan ("1997 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Committee of the 1997 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1997 Plan and other limitations on grant set forth in the 1997 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has also adopted a 1999 Stock Option Plan ("1999 Plan") which provides for grants of options to purchase up to 900,000 shares of Common Stock. The Board of Directors or the Committee of the 1999 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1999 Plan and other limitations on grant set forth in the 1999 Plan), the exercise price thereof (provided such price is not less than the fair market value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has adopted the Non-Qualified Deferred Compensation Plan for Select Employees of U.S. Home & Garden Inc. ("Deferred Plan") and has amended its stock option plans, as well as certain option agreements which it has had with Robert Kassel. Under the Deferred Plan and such amended stock option plans and agreements, the Board of Directors or its committee which administers the relevant stock option may grant permission to optionees to exercise their options with shares of the Company's common stock in which they have a holding period, for income tax purposes, of at least six months and defer the receipt of a portion of the shares subject to the option so exercised. The optionee has the right to designate the time or times of receipt of those shares pursuant to the Deferred Plan. The Deferred Plan does contain provisions for earlier issuance of those deferred shares on death, disability and other termination of employment (e.g., on a change of control of the Company).

     The Company from time to time has also granted non-plan options to certain officers, employees and consultants.

Director Compensation

     During the fiscal year ended June 30, 2000 each of the Company's two non-employee directors during such fiscal year, Messrs. Heiden and Schulberg, received $5,000 for serving as directors of the Company and received grants under the Director Plan of options to purchase 5,000 shares of the Company's common stock.

Audit Committee Report

     In September 2000, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

     Fred Heiden, Brad Holsworth, Richard Raleigh*, Jon Schulberg

-----------
* Mr. Raleigh's membership on the Audit Committee ceased in May 2001.

Report on Executive Compensation

     Although the Company has established a Compensation Committee of the Board of Directors, the compensation of the Company's executive officers for the fiscal year ended June 30, 2000 was determined by the Board of Directors. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Heiden and Schulberg, for each of the 1995 Plan and the 1997 Plan, which has made grants under, and has administered, such plans.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The salaries of Robert Kassel and Richard Raleigh, are fixed annually by the Board of Directors pursuant to the terms of their respective employment agreements with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No new stock options were granted to executive officers of the Company during the fiscal year ended June 30, 2000 except for non-qualified options to purchase 300,000, 125,000 and 50,000 shares, respectively, of the Company's Common Stock granted to Messrs. Kassel and Raleigh and Ms. Gustafson, respectively. During the fiscal year ended June 30, 2000 the Board also extended the expiration date of certain options previously granted to certain of its executive officers, including Messrs. Kassel and Raleigh.

     For the fiscal year ended June 30, 2000, the Company had a net loss of $345,000 (after an extraordinary gain of $1,224,000) on net sales of $89,665,000, compared to earnings of $2,049,000 on net sales of $89,346,000 in the fiscal year ended June 30, 1999.

                Robert Kassel                        Fred Heiden
                Richard Raleigh                      Brad Holsworth*
                                                     Jon Schulberg

------------
* Mr. Holsworth joined the Board in July 2000 and did not participate in the Board's determination of executive compensation for the fiscal year ended June 30, 2000.

Stock Performance Graph

     The following line graph compares, from July 1, 1995 through June 30, 2000, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on June 30, 1995, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of the following companies:
Acorn Products Inc., Lesco, Inc., the Scotts Company and the Toro Company. Historic stock price is not necessarily indicative of future stock price performance.

                                 [GRAPH OMITTED]

                                   6/30/95     6/30/96     6/30/97     6/30/98     6/30/99     6/30/00
                                   -------     -------     -------     -------     -------     -------
The Company                        $100.00     $106.25     $112.50     $214.58     $125.00     $108.33
Peer Group Index                   $100.00     $101.10     $133.50     $140.78     $168.22     $132.25
NASDAQ Market Index                $100.00     $125.88     $151.64     $201.01     $281.68     $423.84

VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information at the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Officer, and (iv) all executive officers and directors of the Company as a group.

                                      Amount and
                                      Nature of
                                      Beneficial                    Percentage
Name of Beneficial Owner              Ownership(1)(2)               of Class
------------------------              ---------------               ----------
Robert Kassel                         4,539,524(3)(4)                  22.7

Richard Raleigh                         751,911(5)                      4.1

Lynda Gustafson                               0                           0

Fred Heiden                              15,258(6)                        *

Brad Holsworth                            6,000(7)                        *

Jon Schulberg                            15,258(6)                        *

Richard Grandy                        1,089,396(8)                      6.1

Joseph Owens, II                        914,396(9)                      5.2

Wellington Management
    Company, LLP                      1,510,000(10)                     8.6

All executive officers
  and directors as a
  group (six persons)                 5,337,951(3)(4)(5)               25.6
                                               (6)(7)
---------------
*less than 1%

--------------------------------------------------------------------------------

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised.

(3) Of such shares, (i) 224,050 are owned of record by Mr. Kassel's wife; however, because Ms. Kassel has appointed her husband as her proxy and attorney-in-fact to vote all 224,050 of the shares owned of record by her, Robert Kassel may also be deemed to have beneficial ownership of such shares; (ii) an aggregate of 914,396 shares are owned of record by each of Messrs. Joseph Owens and Richard Grandy, who have entered into a voting trust agreement providing Mr. Kassel with the right to vote the shares until September 1, 2001. The address of Mr. Kassel is c/o the Company.

(4) Includes 2,203,294 shares of Common Stock issuable to Mr. Kassel upon exercise of options and warrants and 208,388 shares whose issuance to Mr. Kassel has been deferred pursuant to the terms of the Company's Non-Qualified Deferred Compensation Plan.

(5) Represents shares of Common Stock issuable to Mr. Raleigh upon exercise of options.

(6)  Includes 15,000 shares issuable upon exercise of options.

(7)  Includes 5,000 shares issuable upon exercise of options.

(8) Includes 150,000 shares of Common Stock issuable upon exercise of options. The address of Mr. Grandy is c/o the Company.

(9)  The address of Mr. Owens is 8 Hillandale Road, Waco, Texas.

(10) According to a Schedule 13G filed by Wellington Management Company, LLP ("Wellington") with the SEC, these shares are beneficially owned by Wellington in its capacity as an investment advisor and are clients of Wellington. The address of Wellington is 75 State Street, Boston, MA 02109.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time Messrs. Kassel and Raleigh have borrowed monies from the Company. During fiscal 2000, the highest amount owed to the Company by Messrs. Kassel and Raleigh were $603,264 and $207,225, respectively. After deducting principal payments made to date, the principal balance of such loans at April 30, 2001 were approximately $533,373 and $151,382, respectively. The loans bear interest at 7% per annum and mature on June 30, 2002. Messrs. Kassel and Raleigh will make annual payments of interest on the outstanding principal balance of their loans through the maturity date. In addition, payments of principal will be made during next year and on maturity of the loans as follows: As to Mr. Kassel -- $150,000 and the balance of approximately $383,373, respectively. As to Mr. Raleigh, $50,000 and the balance of approximately $101,382, respectively.

     During fiscal 2000 the Company purchased from Mr. Kassel and Mr. Raleigh, at market, an aggregate of $289,250 and $105,750 respectively of Trust Preferred Securities of the Company's subsidiary U.S. Home & Garden Trust I.

     In connection with services rendered to it during fiscal 2000 the Company's Egarden Inc. subsidiary issued to certain of the Company's officers shares of its common stock as follows: 450,000 shares to Robert Kassel and 35,000 shares to Richard Raleigh.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended June 30, 2000 and the Board of Directors currently anticipates that it will select BDO Seidman, LLP to examine and report upon the financial statements of the Company for the fiscal year ending June 30, 2001. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

     Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2000 (the "2000 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Q's for the 2000 fiscal year totaled $107,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for the 2000 fiscal year.

     All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $119,000 for the 2000 fiscal year, of which $26,000 related to tax services and $93,000 related to all other services which primarily related to acquisitions.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                      FOR FISCAL YEAR ENDING JUNE 30, 2001

     The Company currently anticipates that its Annual Meeting of Stockholders with respect to the Company's fiscal year ending June 30, 2001 will be held between the months of November 2001 and January 2002. Therefore, stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's fiscal year ending June 30, 2001 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than September 1, 2002 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the September 1, 2002 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's
Secretary at the address set forth above no later than October 15, 2002. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2000 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 10, 2001. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST
TO:

                             U.S. HOME & GARDEN INC.
                        655 MONTGOMERY STREET, SUITE 830
                         SAN FRANCISCO, CALIFORNIA 94111
                         ATTENTION: CORPORATE SECRETARY

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                            By order of the Board of Directors,


                                            Robert Kassel
                                            Chairman of the Board,
                                            Chief Executive Officer,
                                            President and Secretary


May 23, 2001

                                                                      Appendix A


                             U.S. HOME & GARDEN INC.
                             AUDIT COMMITTEE CHARTER


Composition

There shall be a committee of the board of directors (the "Board") of U.S. Home & Garden Inc. (the "Company") to be known as the audit committee which shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Marketplace Rule 4200 of the National Association of Securities Dealer's, Inc. ("NASD") or successor rule, subject to the exception in NASD Marketplace Rule 4350(d)(2)(B), or successor rule.

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

The responsibilities of the audit committee are as follows:

     o Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the Company consistent with the Independence Standards Board Standard 1.

     o Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

     o In view of the outside auditor's ultimate accountability to the Board and the audit committee, as representatives of the stockholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or, if applicable, nominate an outside auditor for stockholder approval in any Company proxy statement).

     o Review with the outside auditor, the company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     o Consider, in consultation with the outside auditor and management of the company, the audit scope and procedures.

     o Review the financial statements contained in the annual report to stockholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

     o Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the audit committee.

     o Review and reassess the adequacy of the audit committee's charter annually.

     o Prepare a report of the audit committee to be included in the Company's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

     o Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Limitations

The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not an audit nor is it of the same quality as an audit. The audit is performed by the independent outside auditors. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                         San Francisco, California 94111

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT KASSEL and RICHARD RALEIGH, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of U.S. Home & Garden Inc. on Monday, June 25, 2001, at 655 Montgomery Street, Suite 830, San Francisco, California 94111, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   Election of Directors:

     |_| FOR all nominees listed below
     (except as marked to the contrary below).

     |_| WITHHOLD AUTHORITY
         to vote for all nominees listed below.

                         Robert Kassel, Richard Raleigh,
                  Fred Heiden, Brad Holsworth and Jon Schulberg


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                                       DATED: ____________________________, 2001


                                       Please  sign   exactly  as  name  appears
                                       hereon.  When  shares  are  held by joint
                                       tenants,  both should sign.  When signing
                                       as  attorney,  executor,   administrator,
                                       trustee  or  guardian,  please  give full
                                       title as such. If a  corporation,  please
                                       sign in full  corporate name by President
                                       or  other   authorized   officer.   If  a
                                       partnership, please sign in partnership name by authorized person.



                                            ------------------------------------
                                            Signature



                                            ------------------------------------
                                            Signature if held jointly




      Please mark, sign, date and return this proxy card promptly using the enclosed envelope.